Exhibit 10.2

SEVENTH AMENDMENT TO

STOCK SUBSCRIPTION AGREEMENT

THIS SEVENTH AMENDMENT TO STOCK SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into by and between James C. Mastandrea (the “Employee”) and Paragon Real Estate Equity and Investment Trust, a Maryland trust (the “Company”), as of September 30, 2014 (the “Effective Date”).

WHEREAS, the Employee and the Company are parties to that certain Stock Subscription Agreement dated September 29, 2006 (the “Original Subscription Agreement”);

WHEREAS, under the Original Subscription Agreement, the Company agreed to provide to the Employee, and the Employee agreed to receive 44,444 shares of the Company’s Class C convertible preferred shares of beneficial interest, $0.01 par value per share (the “Subscription Shares”) in exchange for the Employee’s services as an officer of the Company for a prescribed period of time;

WHEREAS, the Subscription Shares are subject to forfeiture and restricted from being transferred by the Employee until the completion of a prescribed vesting schedule;

WHEREAS, as of the Effective Date the Subscription Shares are nonvested, subject to substantial risk of forfeiture and nontransferable;

WHEREAS, the Employee and the Company have agreed to amend the Original Subscription Agreement to extend the period for which the Employee shall provide services to the Company and to postpone the vesting of the Subscription Shares until the completion of that extended period;

WHEREAS, the Board of Trustees of the Company has determined that the provisions of this Amendment, including the extension of the period for which the Employee shall serve as an officer of the Company and the postponement of the vesting of the Subscription Shares, are in the best interest of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Original Subscription Agreement as follows:

1. Defined Terms. Capitalized words and phrases not otherwise defined herein shall have the meanings set forth in the Original Subscription Agreement.

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2. Extension of the Vesting Period. The last two sentences of Section 1 of the Original Subscription Agreement are hereby amended and restated in their entirety as follows:

“As consideration for the purchase of Stock, Investor hereby agrees to pay to the Company the sum of $200,000 (the “Purchase Price”) in the form of services as an officer for the seven-year period beginning September 29, 2006 and ending September 30, 2015. The Subscription Shares will be subject to forfeiture and restricted from being sold by Investor until the later to occur of:

(i)	a public offering by the Company sufficient to liquidate the Subscription Shares,

(ii)	an exchange of the Company’s existing shares for new shares, and

(iii)	September 30, 2015.”

3. Extension of Forfeiture Period Upon Termination. The last two sentences of Section 3(d) are hereby amended and restated in their entirety as follows:

“If Investor is terminated prior to August 31, 2015, Investor will return a proportionate number of Subscription Shares. If Investor dies prior to August 31, 2015, the Investor’s estate will not be required to return any Subscription Shares and the restrictions will no longer apply.”

4. Terms of Original Subscription Agreement Ratified and Confirmed. Except as expressly modified, amended or supplemented by this Amendment, all terms, covenants and conditions of the Original Subscription Agreement remain unchanged and in full force and effect. The parties hereto hereby acknowledge that all of the terms, covenants and conditions of the Original Subscription Agreement, as hereby modified, amended or supplemented by this Amendment, are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Original Subscription Agreement, and that the Original Subscription Agreement and this Amendment shall be read and interpreted as if it was one agreement.

5. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Original Subscription Agreement, such conflict shall be resolved in favor of the terms and conditions of this Amendment and the Original Subscription Agreement shall be construed accordingly.

6. Binding Effect and Counterparts. It is understood and agreed that this Amendment shall not be binding upon any of the parties hereto until all of the parties hereto shall have executed and delivered the same. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver a manually executed counterpart of this Amendment, but failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

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7. Governing Law; Amendments. The construction, interpretation, and enforcement of this Amendment shall be governed by the laws of the State of Ohio, without resort to choice of law principles. In the event any provision of this Amendment is deemed to be unenforceable under applicable law, the remaining provisions of this Amendment shall not be affected and shall remain enforceable unless the effect of the unenforceability of the provision at issue materially alters the agreement evidenced hereby. This Amendment cannot be changed orally, and can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST,
a Maryland trust

/s/ John J. Dee
By:	John J. Dee
Its:	Secretary

/s/ James C. Mastandrea
James C. Mastandrea

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